Exhibit 23.3

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of (i) our report dated February 27, 2015, with respect to the consolidated financial statements of LR8 Investors, LLC; (ii) our report dated February 27, 2015, with respect to the consolidated financial statements of Larkspur Land 8 Investors, LLC; (iii) our report dated February 13, 2015, with respect to the financial statements of TNHC Newport LLC; (iv) our report dated March 5, 2015, with respect to the financial statements of TNHC Meridian Investors LLC; and (v) our report dated February 13, 2015, with respect to the financial statements of TNHC-HW Foster City LLC, all included in the Annual Report (Form 10-K) of The New Home Company Inc. for the year ended December 31, 2014, and incorporated by reference in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-204238) and related Prospectus of The New Home Company Inc. for the registration of up to $400,000,000 in common stock, preferred stock, debt securities, warrants, purchase contracts and units.

/s/ Ernst & Young LLP

Irvine, California
June 10, 2015